As filed with the Securities and Exchange Commission on
Registration No. 333-[_____]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHOSTAR HOLDING CORPORATION
(Exact name of issuer as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	26-1232727 (I.R.S. Employer Identification No.)
90 Inverness Circle E.
Englewood, Colorado 80112
(Address of principal executive offices)
EchoStar Holding Corporation 2008 Stock Incentive Plan
EchoStar Holding Corporation 2008 Employee Stock Purchase Plan
EchoStar Holding Corporation 2008 Nonemployee Director Stock Option Plan
EchoStar Holding Corporation 2008 Class B CEO Stock Option Plan
(Full title of Plans)
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary
EchoStar Holding Corporation
90 Inverness Circle E.
Englewood, Colorado 80112
(303) 723-1000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Plans/Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered(1)	Registered	Per Share(4)	Offering Price	Fee
Class A Common Stock, par value $0.001 per share	20,610,000 shares	$36.15	$745,051,500	$29,280.52

(1)	This Registration Statement (the “Registration Statement”) registers the issuance of (i) 16,000,000 shares of Class A Common Stock, par value $0.001 per share, of EchoStar Holding Corporation, a Nevada corporation (“Shares”) that may be issued pursuant to the EchoStar Holding Corporation 2008 Stock Incentive Plan; (ii) 360,000 Shares that may be issued pursuant to the EchoStar Holding Corporation 2008 Employee Stock Purchase Plan; (iii) 250,000 Shares that may be issued pursuant to the EchoStar Holding Corporation 2008 Nonemployee Director Stock Option Plan; and (iv) 4,000,000 Shares that may be issued upon conversion of shares of Class B Common Stock, par value $0.001 per share, of EchoStar Holding Corporation, a Nevada corporation, that may be issued pursuant to the EchoStar Holding Corporation 2008 Class B CEO Stock Option Plan.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the above-referenced plans in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including a stock dividend or stock split.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the book value of a Share as of December 31, 2007 since there is no current market for the Shares offered.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
(a)	The Registrant’s Registration Statement on Form 10 (File No. 001-33807) filed with the SEC including the description of the Registrant’s Class A Common Stock, par value $0.001 per share, described therein in the section entitled “Description of Our Capital Stock”, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the securities being registered hereunder is being passed upon for the Registrant by R. Stanton Dodge. Based on equity securities of EchoStar Communications Corporation held by Mr. Dodge on November 30, 2007, following the anticipated distribution of equity securities of the Registrant to equityholders of EchoStar Communications Corporation on January 1, 2008, Mr. Dodge is expected to own, directly and indirectly, 6,464 shares of the Registrant’s Class A Common Stock and exercisable options that include the right to acquire 6,000 additional shares of the Registrant’s Class A Common Stock within 60 days of November 30, 2007.

Item 6. Indemnification of Directors and Officers
     Chapter 78.7502(1) of the Nevada Revised Statutes allows the Registrant to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of the Registrant, a “derivative action”), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under chapter 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under chapter 78.751, decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which quorum of disinterested director is present, or by written opinion of special legal counsel, or by the stockholders.
     Provisions relating to liability and indemnification of officers and directors of the Registrant for acts by such officers and directors are contained in Article IX of the Articles of Incorporation of the Registrant, Exhibit 4.1 hereto, and Article IX of the Registrant’s Bylaws, Exhibit 4.2 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of the Registrant’s Board of Directors, or a written opinion of outside legal counsel, or the Registrant’s stockholders: (1) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Description

4.1	Articles of Incorporation of EchoStar Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.2	Bylaws of EchoStar Holding Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.3	EchoStar Holding Corporation 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.4	EchoStar Holding Corporation 2008 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.5	EchoStar Holding Corporation 2008 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.6	EchoStar Holding Corporation 2008 Class B CEO Stock Option Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

5.1	Opinion of R. Stanton Dodge (opinion re: legality)

23.1	Consent of R. Stanton Dodge (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP — Denver, Colorado

23.3	Consent of KPMG LLP — San Francisco, California

24	Power of Attorney (set forth on the signature page of this Registration Statement)
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that:
(A)	paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on December 31, 2007.

ECHOSTAR HOLDING CORPORATION
By	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 31, 2007

/s/ Bernard L. Han Bernard L. Han	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 31, 2007

/s/ Carl E. Vogel Carl E. Vogel	Director, Vice Chairman of the Board and Advisor	December 31, 2007

/s/ David K. Moskowitz David K. Moskowitz	Director	December 31, 2007

/s/ Michael T. Dugan Michael T. Dugan	Director	December 31, 2007

/s/ Steven R. Goodbarn Steven R. Goodbarn	Director	December 31, 2007

/s/ Tom A. Ortlof Tom A. Ortolf	Director	December 31, 2007

C. Michael Schroeder	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Articles of Incorporation of EchoStar (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.2	Bylaws of EchoStar (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.3	EchoStar Holding Corporation 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.4	EchoStar Holding Corporation 2008 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.5	EchoStar Holding Corporation 2008 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

4.6	EchoStar Holding Corporation 2008 Class B CEO Stock Option Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form 10 (File No. 001-33807)).

5.1	Opinion of R. Stanton Dodge (opinion re: legality)

23.1	Consent of R. Stanton Dodge (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP — Denver, Colorado

23.3	Consent of KPMG LLP — San Francisco, California

24	Power of Attorney (set forth on the signature page of this Registration Statement)